ITEM 14(a)3  -  EXHIBIT 4 (a)

        Agreement to File Instruments Regarding Long-term Debt


Midlantic Corporation hereby agrees to supply to the Securities and Exchange Commission upon request instruments defining the rights of holders of long-term indebtedness of Midlantic Corporation and its subsidiaries by which consolidated or unconsolidated financial statements are required to be filed with the Form 10-K to which this agreement is an exhibit.






                                           MIDLANTIC CORPORATION



Date      March 23, 1994                   By HOWARD I. ATKINS
          ______________                      __________________________
                                              Howard I. Atkins
                                              Executive Vice President &
                                              Chief Financial Officer